                      HUTCHINSON TECHNOLOGY INCORPORATED
                       STATEMENT REGARDING COMPUTATION
                       OF NET INCOME PER SHARE - UNAUDITED
                     (In thousands, except per share data)

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                                     Thirteen Weeks Ended      Thirty-Nine Weeks Ended
                                   ------------------------   -------------------------
                                    June 23,       June 25,      June 23,     June 25,
                                      1996           1995          1996         1995
                                    ---------      --------    ----------    ----------
NET INCOME                             $5,199        $5,988       $12,393       $12,417
                                    ---------      --------    ----------    ----------
                                    ---------      --------    ----------    ----------

NET INCOME PER SHARE -
PRIMARY:

Weighted average common
   shares outstanding                   5,451         5,352         5,449         5,341

Dilutive effect of stock options
   outstanding after application
   of treasury stock method               155           140           156           117
                                    ---------      --------    ----------    ----------
                                        5,606         5,492         5,605         5,458
                                    ---------      --------    ----------    ----------
                                    ---------      --------    ----------    ----------
PRIMARY
NET INCOME PER SHARE                    $0.93         $1.09         $2.21         $2.28
                                    ---------      --------    ----------    ----------
                                    ---------      --------    ----------    ----------


NET INCOME PER SHARE -
FULLY DILUTED:

Weighted average common
   shares outstanding                   5,451         5,352         5,449         5,341

Dilutive effect of stock options
   outstanding after application
   of treasury stock method               155           176           156           175
                                    ---------      --------    ----------    ----------
                                        5,606         5,528         5,605         5,516
                                    ---------      --------    ----------    ----------
                                    ---------      --------    ----------    ----------
FULLY DILUTED
NET INCOME PER SHARE                    $0.93         $1.08         $2.21         $2.25
                                    ---------      --------    ----------    ----------
                                    ---------      --------    ----------    ----------


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